AGREEMENT


          THIS AGREEMENT, entered into this _____ day of _______, 1996, by and between FIRST REPUBLIC BANCORP, INC. ("First Republic") a Pennsylvania corporation, and Harry D. Madonna ("Chairman").
          WHEREAS, Chairman has served as Chairman of the Board and Chairman of the Executive Committee of Republic Bancorporation, Inc. ("Republic") and Republic Bank, a wholly-owned subsidiary of Republic ("Republic Bank"); and WHEREAS, Chairman has been instrumental in effecting the merger between ExecuFirst Bancorp, Inc. ("ExecuFirst") and Republic, with First Republic being the surviving corporation and in dealing with the federal and state regulators regarding the merger; and
          WHEREAS, First Republic believes that Chairman's service as a director, Chairman of First Republic and Co-Chairman of the Executive Committee of First Republic and as a director and Co-Chairman of the Executive Committee of the subsidiary bank is essential for the continuing and future success of First Republic, and
          WHEREAS, Chairman desires to serve in such capacity for the benefit of First Republic;
          NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
          1. Chairman shall receive such benefits, remunerations and reimbursement of expenses from First Republic as have been provided to him as of November 17, 1995 as Chairman of Republic.
          2. (a) Upon the consummation of the merger between Republic and ExecuFirst, First Republic shall issue options to Chairman to purchase the common stock of First Republic which will enable Chairman to purchase that number of shares of common stock of First Republic equal to Three Percent (3%) of the outstanding shares of common stock of First Republic at the date of the consummation of the merger. The options shall have an exercise price equal to the fair market value on the date of grant, as defined below, shall have a term of ten (10) years from the date of issuance and will be subject to all of the terms and conditions of exercise found in First Republic's Stock Option Plan as it may be amended from time to time, except as explicitly stated herein.
               (b) "Fair Market Value on the Date of Grant" shall mean the average of the closing bid and asked prices for ExecuFirst's Common Stock as reported on the NASDAQ quotation system for the ninety days prior to the date of grant.
          3. In addition, upon consummation of the merger, the Board of Directors of each of First Republic and the subsidiary bank shall, subject to the exercise of their respective fiduciary duties, elect Chairman as Chairman of the Board and Co-Chairman of the Executive Committee of First Republic and a director and Co-Chairman of the Executive Committee of the subsidiary bank for a term of at least three (3) years or during his term as a director of First Republic and/or the subsidiary bank, whichever is less.

          4. GENERAL PROVISIONS
 .
               A. This Agreement shall inure to the benefit of and be binding upon First Republic and its successors and assigns and to Chairman and his heirs, executors and administrators.
B. No modification of this Agreement shall be binding or enforceable in any court unless in writing and signed by the parties hereto. This writing represents the entire agreement and understanding of the parties with respect to the subject matters hereof, and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in Pennsylvania.
               C. If any provision of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.
               D. The headings in the sections of this Agreement are for convenience only and they shall not affect the interpretation of this Agreement.
               E. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation thereof.
          5. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid to the following addresses or to such other address as either party may designate by like notice:

               A.   If to Chairman to:

                    Harry D. Madonna, Esquire
                    5 Clayton Place
                    Newtown Square, PA  19073

               B.   If to the First Republic, to:

                    President
                    First Republic Bancorp, Inc.
                    1513 Walnut Street
                    Philadelphia, PA  19102

and to such other or additional Person or Persons as either party shall have designated to the other party in writing by like notice.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the date and year above first written.

                              First Republic Bancorp, Inc.


                               By:________________________________________
                                           Zvi H. Muscal, President



                                  ------------------------------------------
                                              HARRY D. MADONNA